FORM 8-K


CURRENT REPORT

FISCAL YEAR ENDING AUGUST 31, 2000


ALLIED ARTISTS ENTERTAINMENT GROUP INC.
(Exact name of Registrant as specified in its charter)
	Nevada	                0-212423	    942906927
(State of Incorporation) (Commission File Number) (U.S. Employer ID Number)

	1801 Avenue of the Stars, Suite 600, Los Angeles, CA	90067
	(Address of principal executive offices)	(Zip Code)


Registrant's Telephone Number, including Area Code: (310) 589-0466

ITEM 1: Changes in Control of Registrant:
	N/A
ITEM 2:	Acquisition or Disposition of Assets:
	N/A
ITEM 3:	Legal Proceedings - Bankruptcy or Receivership:

There are no legal, bankruptcy and/or receivership proceedings. However, the Company is in the process of bringing the appropriate legal action against the former owner of Allied Entertainment Group, Inc. The Company has recently learned that it has been defrauded by K. Dean Richards. Richards led The Company to believe that it was acquiring the 90 year old company known as Allied Artists, when in fact Richards formed a Delaware company "Allied Entertainment Group" and falsely stated that it owned the 90 year old Allied Artists when in fact the Delaware Allied Entertainment Group was only a shell. Believing in the representations of Richards, The Company invested $600,000 in Allied Entertainment Group under the management of Richards. One of the reasons that The Company believed the representations of Richards is due to the fact that Richards was and or is the Chairman surviving Allied Artists of the 90 year old Allied Artists. The Company is preparing to sue Richards for specific performance, fraud, libel, slander, control of alliedartists.com, and other possible causes of actions. The company will launch its own web site in order to capitalize on the name of Allied Artists that it did acquire from Richards. Richards is now claiming that the Delaware corporation Allied Entertainment Group is really owned by Allied Artists International, a Nevada corporation. However, Nevada records reveal that Allied Artists International was only formed on September 14, 2000 a date long after The Company had already purchased Allied Entertainment Group. Further to Richards attempt to cancel the sell of Allied Entertainment Group to the Company, on October 17, 2000 he caused Daniel Ramos to form Allied Artists Entertainment Group as a California corporation exactly copying the Company's new legal name.

Note



ITEM 4:  Change in Registrant's Certifying Accountant:

         The accounting firm representing the Company shall continue to be:

         Andrew M. Smith CPA
         3711 Long Beach Blvd, Suite 809
         Long Beach, Ca 90807

ITEM 5:  Other Events


ITEM 6:  Registrant Directors and Officers

         The Company is in the process of appointing a new president


ITEM 7:  Market for the Registrant's Common Equity and Related Shareholder
         Matter:

The quotes below are from the OTC Bulletin Board, These numbers represent an average. The Company's stock was thinly traded in fiscal year ended.

               High    Low
BID           $3.00    $.0625
ASK           $3.50    $.25

1)	As of August 31., 2000, the Company had approximately 1560 shareholders of record.
2)	The Company has not declared any cash dividends on its common stock.


BUSINESS

The Company's television division has signed a production and distribution deal with Apple Juice Productions, which has just completed a pilot for Kings Pawn, a comedy series. Several other series are currently in production, and will be announced at a later time.


Financial Statements and Supplementary Data:


The Company filed its audited financial statements for the year ending August 31, 2000 with the Securities and Exchange Commission. The Company will amend its 10-K to decrease the value of its investment in Allied Entertainment Group.

SIGNATURES:

Pursuant to the requirements of Section 13 or 15(d), the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLIED ARTISTS ENTERTAINMENT GROUP, INC.



_____________________________L/S
James Watkins, Corporate Secretary
Dated April 3, 2001
































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